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                                      PROXY

                                 CMI CORPORATION
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 28, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thane Swisher and Jim D. Holland, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Voting Class A Common Stock and Voting Common Stock of CMI Corporation held of record by the undersigned on August 27, 2001 at the Special Meeting of Shareholders to be held on September 28, 2001 or any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE OF THIS CARD AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OF CMI CORPORATION DATED AUGUST 28, 2001 HERETOFORE RECEIVED BY THE UNDERSIGNED, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREOF.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL

         1. Approval of the Agreement and Plan of Merger, dated June 27, 2001, among CMI Corporation, Terex Corporation and a Wholly-Owned Subsidiary of Terex Corporation.

            /_/ For          /_/ Against      /_/ Abstain


         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         The undersigned hereby acknowledges receipt of the notice of special meeting of shareholders and the accompanying proxy statement/prospectus and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.


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         Dated this ____ day of __________, 2001.


                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature

         Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the name of the legal entity by authorized person.